Exhibit 10 g

SECOND AMENDMENT TO OPERATING AGREEMENT

60 EAST 42ND ST. ASSOCIATES L.L.C.

SECOND AMENDMENT TO OPERATING AGREEMENT of 60 East 42nd St. Associates L.L.C. dated as of July 1, 2010 made by Peter L. Malkin, Anthony E. Malkin and Thomas N. Keltner, Jr., as its members.

W I T N E S S E T H:

WHEREAS, the parties hereto are all of the members of 60 East 42nd St. Associates L.L.C., a New York limited liability company formed pursuant to an agreement dated September 25, 1958, as amended by agreement dated November 27, 2001 (the “Operating Agreement”), having its principal office c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165;

WHEREAS, the parties desire to modify the Operating Agreement as set forth herein;

NOW, THEREFORE, the parties agree as follows:

1.  The second sentence of Article 4 of the Operating Agreement is hereby deleted and the following substituted therefor:

“Said firm shall be paid the sum of $180,000 per annum.  Such amount shall be increased annually at the rate of increase in the consumer price index during the prior year, and shall be payable as follows: (i) not less than $2,000 shall be payable each month and (ii) the balance shall be payable out of available reserves from the further additional rent payment by Lincoln Building Associates L.L.C. pursuant to its operating lease of the premises, as such lease may be amended from time to time.  If further additional rent is insufficient to pay the full balance of such fee, any deficiency shall be payable in the next year in which further additional rent is sufficient.  In addition, all disbursements and regular accounting services related to said firm’s maintenance of the books and records of the limited liability company and supervision of the operation of this agreement shall be payable directly by the limited liability company prior to the payment of the balance of the fee to said firm out of further additional rent.”

43227_4.DOC

2.

Except as amended by this Second Amendment, the Operating Agreement is hereby ratified and shall remain in full force and effect pursuant to its terms.

/s/ Peter L. Malkin

/s/ Anthony E. Malkin

/s/ Thomas N. Keltner

Peter L. Malkin

Anthony E. Malkin

Thomas N. Keltner, Jr.